Consent of Independent Registered Public Accounting Firm

We have issued our report dated March 30, 2010 with respect to the consolidated financial statements, as of and for the year ended December 31, 2009, included in the Annual Report of TF Financial Corporation and subsidiaries on Form 10-K for the year ended December 31, 2010, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement of the aforementioned report.

/s/ Grant Thornton LLP
Philadelphia, Pennsylvania
June 28, 2011